UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41154	46-0628183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Imperial Blvd., Suite 201 Cape Canaveral, FL		32920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 613-5620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SIDU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 6, 2026, the Board of Directors (the “Board”) of Sidus Space, Inc. (the “Company”) received the resignation letter of Tiffany Norwood, pursuant to which Ms. Norwood resigned from the Board and as Audit Committee Chairwoman and as a member of the Corporate Governance/Nominating Committee, effective October 6, 2026 at 7:15 p.m. ET. In her resignation letter, Ms. Norwood stated that her decision to resign was based on disagreements with the Company regarding governance and oversight matters, including the handling of a confidential complaint. A copy of the resignation letter from Ms. Norwood is attached hereto as Exhibit 17.1. The Company respectfully disagrees with the substance, assertions and characterizations contained in Ms. Norwood’s resignation letter.

The Company has provided Ms. Norwood with a copy of the disclosures in this Form 8-K and the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees with the statements made by the Company in response to this Item 5.02 and if not, stating the respects in which she does not agree. Upon the receipt of any such letter from Ms. Norwood, the Company will file any such letter as an exhibit to an amendment to this Form 8-K, no later than two business days after it is received.

On October 6, 2026, the Board of the Company received the resignation letter of Kelle Wendling, pursuant to which Ms. Wendling resigned from the Board and as a member of the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee, effective October 6, 2026 at 1:00 p.m. ET. In her resignation letter, Ms. Wendling stated that her decision to resign was based on concerns regarding the Company’s management and governance. A copy of the resignation letter from Ms. Wendling is attached hereto as Exhibit 17.2. The Company respectfully disagrees with the substance, assertions and characterizations contained in Ms. Wendling’s resignation letter.

The Company has provided Ms. Wendling with a copy of the disclosures in this Form 8-K and the opportunity to furnish the Company with a letter addressed to the Company stating whether she agrees with the statements made by the Company in response to this Item 5.02 and if not, stating the respects in which she does not agree. Upon the receipt of any such letter from Ms. Wendling, the Company will file any such letter as an exhibit to an amendment to this Form 8-K, no later than two business days after it is received.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter from Tiffany Norwood dated October 6, 2026
17.2	Resignation Letter from Kelle Wendling dated October 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIDUS SPACE, INC.
Dated: October 9, 2026
	By:	/s/ Carol Craig
	Name:	Carol Craig
	Title:	Chief Executive Officer

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